Exhibit 31.1

CERTIFICATION

I, Bruce J. Wendel, certify that:

1.	I have reviewed this annual report on Form 10-K/A for the year ended December 31, 2009 (this “report”) of Abraxis BioScience, Inc. (“registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 26, 2010

/s/ BRUCE J. WENDEL.
Bruce J. Wendel
Chief Executive Officer